THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

NEUMEDIA, INC.

SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$7,000,000	December 23, 2011

Los Angeles, California

FOR VALUE RECEIVED, NeuMedia, Inc., a Delaware corporation (the “Company”) promises to pay to Adage Capital Management L.P. (“Investor”), or its registered assigns, in lawful money of the United States of America the principal sum of Seven Million Dollars ($7,000,000), together with interest from the date of this Note on the unpaid principal balance at a rate equal to 3.00% per annum, computed on the basis of the actual number of days elapsed and a year of 360 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) the date of the Qualified Equity Financing (as defined below) and (ii) the first anniversary of the date of this Note (the “Maturity Date”), or when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Investor or made automatically due and payable in accordance with the terms hereof.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1.  Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a)  “Common Stock” shall mean the common stock of the Company, par value $0.0001 per share, and any securities into which such common stock may hereafter be reclassified.

(b)  the “Company” includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

(c)  “Event of Default” has the meaning given in Section 4 hereof.

(d)  “Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

(e)  “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(f)  “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(g)   “Securities Act” shall mean the Securities Act of 1933, as amended.

(h)  “Senior Indebtedness” shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with, (i) indebtedness of Company, to banks, commercial finance lenders or other lending institutions regularly engaged in the business of lending money, which is for money borrowed whether or not secured, and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

(i)  “Subsidiary” shall mean (a) any corporation of which more than 50% of the issued and outstanding equity securities having ordinary voting power to elect a majority of the Board of Directors of such corporation is at the time directly or indirectly owned or controlled by the Company, (b) any partnership, joint venture, or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time directly or indirectly owned and controlled by the Company, (c) any other entity included in the financial statements of the Company on a consolidated basis.

2.  Interest. Accrued interest on this Note shall be added to the outstanding principal amount on the last business day of each month.

3.  Prepayment. This Note may not be prepaid.

4.  Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)  Failure to Pay. The Company shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note on the date due and such payment shall not have been made within five days of the Company’s receipt of Investor’s written notice to the Company of such failure to pay; or

(b)  Breaches of Covenants. The Company [or any of its Subsidiaries] shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note (other than those specified in Sections 4(a)) and (i) such failure shall continue for 15 days, or (ii) if such failure is not curable within such 15-day period, but is reasonably capable of cure within 30 days, either (A) such failure shall continue for 30 days or (B) the Company or its Subsidiary shall not have commenced a cure in a manner reasonably satisfactory to Investor within the initial 15-day period; or

(c)  Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to Investor in writing in connection with this Note, or as an inducement to Investor to enter into this Note, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(d)  Other Payment Obligations. Any indebtedness under any bonds, debentures, notes or other evidences of indebtedness for money borrowed (or any guarantees thereof, excluding this Note) by the Company [or any of its Subsidiaries] in an aggregate principal amount in excess of [$100,000] is not paid when due either at its stated maturity or upon acceleration thereof, and such indebtedness is not discharged, or such acceleration is not rescinded or annulled; or

(e)  Voluntary Bankruptcy or Insolvency Proceedings. The Company [or any of its Subsidiaries] shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(f)  Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company [or any of its Subsidiaries] or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company [or any of its Subsidiaries] or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement; or

(g)  Judgments. A final judgment or order for the payment of money in excess of [$50,000] shall be rendered against the Company [or any of its Subsidiaries] and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of the Company [or any of its Subsidiaries] and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within 30 days after issue or levy; or

5.  Rights of Investor upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Sections 4(e) or 4(f)) and at any time thereafter during the continuance of such Event of Default, Investor may, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 4(e) and 4(f), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Investor may exercise any other right power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

6.  Conversion.

(a)  Automatic Conversion. In the event the Company consummates an equity financing pursuant to which it sells securities with the principal purpose of raising capital (a “Qualified Equity Financing”), then the outstanding principal amount of and all accrued interest under this Note shall automatically convert into shares of Common Stock at a price equal to 75% of the price paid by the other investors that purchase the securities in the Qualified Equity Financing. In the event the Company does not consummate a Qualified Equity Financing prior to the first anniversary of the date of this Note, then the outstanding principal amount of and all accrued interest under this Note shall automatically convert into shares of Common Stock at a price equal to 75% of the average trading price of Issuer’s Common Stock for the 30-day period immediately prior to such conversion. Upon any such conversion of this Note, the Investor hereby agrees to execute and deliver to the Company all transaction documents related to the Qualified Equity Financing, including a purchase agreement and other ancillary agreements, with customary representations and warranties and transfer restrictions, and having the same terms as those agreements entered into by the other purchasers of the Common Stock. The Investor also agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) at the closing of the Qualified Equity Financing for cancellation; provided, however, that upon satisfaction of the conditions set forth in this Section 6(a), this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence.

(b)  Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to Investor upon the conversion of this Note, the Company shall pay to Investor an amount equal to the product obtained by multiplying the conversion price by the fraction of a share not issued pursuant to the previous sentence. In addition, the Company shall pay to Investor any interest accrued on the amount converted and on the amount to be paid to the Company pursuant to the previous sentence. Upon conversion of this Note in full and the payment of any amounts specified in this Section 6(b), the Company shall be forever released from all its obligations and liabilities under this Note.

7.  Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of the Company’s Senior Indebtedness.

(a)  Insolvency Proceedings. If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of the Company, (i) no amount shall be paid by the Company in respect of the principal of, interest on or other amounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of Investor which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

(b)  Default on Senior Indebtedness. If there shall occur an event of default which has been declared in writing with respect to any Senior Indebtedness, as defined therein, or in the instrument under which it is outstanding, permitting the holder to accelerate the maturity thereof and Investor shall have received written notice thereof from the holder of such Senior Indebtedness, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note, unless within one hundred eighty (180) days after the happening of such event of default, the maturity of such Senior Indebtedness shall not have been accelerated. Not more than one notice may be given to Investor pursuant to the terms of this Section 7(b) during any 360 day period.

(c)  Acceleration; Enforcement Rights. Investor, prior to the payment in full in cash of the Senior Indebtedness shall have no right to accelerate the maturity of the amounts due under this Note or otherwise demand payment thereof, enforce any claim with respect to the amounts due under this Note, institute or attempt to institute any bankruptcy or insolvency proceedings against the Company or otherwise to take any action against the Company or the Company’s property without the prior written consent of each holder of Senior Indebtedness.

(d)  Turnover of Payments. Except for payments permitted under Section 7(b), should any payment or distribution whether in cash, securities or other property, be received by Investor upon or with respect to the amounts payable under this Note by any means, including, without limitation, setoff, prior to the payment in full in cash of the Senior Indebtedness, Investor shall receive and hold the same in trust, as trustee, for the benefit of the holder(s) of the Senior Indebtedness, and shall forthwith deliver the same to the holder(s) of the Senior Indebtedness (ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held by each) or to a trustee or other representative for holder(s) of Senior Indebtedness in precisely the form received for application to the Senior Indebtedness (whether or not it is then due).

(e)  Further Assurances. By acceptance of this Note, Investor agrees to execute and deliver customary forms of subordination agreement requested from time to time by holders of Senior Indebtedness, and as a condition to Investor’s rights hereunder, the Company may require that Investor execute such forms of subordination agreement; provided that such forms shall not impose on Investor terms less favorable than those provided herein.

(f)  Other Indebtedness. No indebtedness which does not constitute Senior Indebtedness shall be senior in any respect to the indebtedness represented by this Note.

(g)  Subrogation. Subject to the payment in full of all Senior Indebtedness, Investor shall be subrogated to the rights of the holder(s) of such Senior Indebtedness (to the extent of the payments or distributions made to the holder(s) of such Senior Indebtedness pursuant to the provisions of this Section 7) to receive payments and distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and Investor, be deemed to be a payment by the Company to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which Investor would be entitled except for the provisions of this Section 7 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and Holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

(h)  No Impairment. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 7 to receive cash, securities or other properties otherwise payable or deliverable to Investor, nothing contained in this Section 7 shall impair, as between the Company and Investor, the obligation of the Company, subject to the terms and conditions hereof, to pay to Investor the principal hereof and interest hereon as and when the same become due and payable, or shall prevent Investor, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

(i)  Lien Subordination. Any lien of Investor on any assets or property of the Company or any proceeds or revenues therefrom which Investor may have at any time as security for any amounts due and obligations under this Note shall be subordinate to all liens now or hereafter granted to a holder of Senior Indebtedness by Company or by law, notwithstanding the date or order of attachment or perfection of any such lien or the provisions of any applicable law. Until payment in full in cash of all of the Company’s Senior Indebtedness, Investor agrees that a holder of Senior Indebtedness may dispose of any or all of the collateral for the Senior Indebtedness held by such holder free and clear of any and all liens in favor of Investor in accordance with applicable law including taking title to such collateral after notice to Investor. Investor agrees that any such sale or other disposition by a holder of Senior Indebtedness as is necessary to satisfy in full, all of the principal of, interest on and reasonable costs of collection of the Senior Indebtedness shall be made free and clear of any lien granted to Investor provided the entire proceeds (after deducting reasonable expenses of sale) are applied to reduce the Senior Indebtedness. Upon the request of a holder of Senior Indebtedness, Investor shall execute and deliver or cause to be executed and delivered any releases or other documents and agreements that a holder of Senior Indebtedness may reasonably request to dispose of the collateral for the Senior Indebtedness free of any lien of Investor in such collateral.

(j)  Continuing Subordination. The subordination effected by these provisions is a continuing subordination and may not be modified or terminated by Investor until payment in full in cash of the Senior Indebtedness. At any time and from time to time, without consent of or notice to Investor, and without impairing or affecting the obligations of Investor hereunder: (i) the time for the Company’s performance of, or compliance with any agreement relating to Senior Indebtedness may be modified or extended or such performance may be waived; (ii) a holder of Senior Indebtedness may exercise or refrain from exercising any rights under any agreement relating to the Senior Indebtedness; (iii) any agreement relating to the Senior Indebtedness may be revised, amended or otherwise modified for the purpose of adding or changing any provision thereof or changing in any manner the rights of the Company, any holder of Senior Indebtedness or any guarantor thereunder; (iv) payment of Senior Indebtedness or any portion thereof may be accelerated or extended or refunded or any instruments evidencing the Senior Indebtedness may be renewed in whole or in part; (v) any Person liable in any manner for payment of the Senior Indebtedness may be released by a holder of Senior Indebtedness; (vi) a holder of Senior Indebtedness may make loans or otherwise extend credit to the Company whether or not any default or event of default exists with respect to such Senior Indebtedness; and (vii) a holder of Senior Indebtedness may take and/or release any Lien at any time on any collateral now or hereafter securing the Senior Indebtedness and take or fail to take any action to perfect any Lien at any time granted therefor, and take or fail to take any action to enforce such Liens. Notwithstanding the occurrence of any of the foregoing, these subordination provisions shall remain in full force and effect with respect to the Senior Indebtedness, as the same may have been modified, extended, renewed or refunded. Investor has established adequate, independent means of obtaining from the Company on a continuing basis financial and other information pertaining to the Company’s financial condition.

(k)  Investor’s Waivers. Investor hereby expressly waives for the benefit of the holder(s) of Senior Indebtedness (i) all notices not specifically required pursuant to the terms of this Note whatsoever, including without limitation any notice of the incurrence of Senior Indebtedness; (ii) any claim which Investor may now or hereafter have against a holder of Senior Indebtedness arising out of any and all actions which a holder of Senior Indebtedness in good faith, takes or omits to take with respect to the Senior Indebtedness (including, without limitation, (A) actions with respect to the creation, perfection or continuation of Liens in or on any collateral security for the Senior Indebtedness, (B) actions with respect to the occurrence of an event of default under any Senior Indebtedness, (C) actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the collateral security for the Senior Indebtedness and (D) actions with respect to the collection of any claim for all or any part of the Senior Indebtedness or the valuation, use, protection or release of any collateral security for the Senior Indebtedness); and (iii) any right to require holders of Senior Indebtedness to exhaust any collateral or marshall any assets.

(l)  Reliance of Holders of Senior Indebtedness. Investor, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Note, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness.

8.  Successors and Assigns. Subject to the restrictions on transfer described in Sections 10 and 11 below, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

9.  Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Investor.

10. Transfer of this Note or Securities Issuable on Conversion Hereof. With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 10 that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Act. the Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

11. Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Investor.

12. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at:

The Company:	NeuMedia, Inc.
14242 Ventura Boulevard, 3rd Floor
Sherman Oaks, California 91423
Attn: David Mandell, Esq.

Investor:	Adage Capital Management L.P.
________________________
________________________
Attn: ___________________

or at such other address or facsimile number as the Company shall have furnished to Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

13. Payment. Payment shall be made in lawful tender of the United States.

14. Default Rate; Usury. During any period in which an Event of Default has occurred and is continuing, the Company shall pay interest on the unpaid principal balance hereof at a rate per annum equal to the rate otherwise applicable hereunder plus five percent (5%). In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

15. Expenses; Waivers. If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

16. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

[Signature Page Follows]

The Company has caused this Note to be issued as of the date first written above.

NEUMEDIA, INC.,
a Delaware corporation

By:
Name:
Title:

Signature page to Subordinated Convertible Promissory Note